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                                                                    EXHIBIT 16.1

October 9, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Mr. Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Prolong International Corporation dated October 9, 2001.

Your truly,

DELOITTE & TOUCHE LLP
Costa Mesa, California